EXHIBIT 10.1

Brady Corporation
Brady Worldwide, Inc.
Tricor Direct, Inc.
€30,000,000 3.71% Series 2010-A Senior Notes, Tranche A,
due May 13, 2017
€45,000,000 4.24% Series 2010-A Senior Notes, Tranche B,
due May 13, 2020

Note Purchase Agreement

Dated as of May 13, 2010

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Schedule A	—	Information Relating to Purchasers

Schedule B	—	Defined Terms

Schedule 4.9	—	Changes in Corporate Structure

Schedule 5.4	—	Subsidiaries of the Obligors, Ownership of Subsidiary Stock, Affiliates

Schedule 5.5	—	Financial Statements

Schedule 5.11	—	Licenses, Permits, Etc.

Schedule 5.15	—	Existing Consolidated Debt

Schedule 10.3	—	Existing Liens

Schedule B	—	Existing Investments

Exhibit 1(a)	—	Form of 3.71% Series 2010-A Senior Notes, Tranche A, due May 13, 2017

Exhibit 1(b)	—	Form of 4.24% Series 2010-A Senior Notes, Tranche B, due May 13, 2020

Exhibit 2.3	—	Form of Subsidiary Guaranty

Exhibit 4.4(a)	—	Form of Opinion of Special Counsel to the Obligors

Exhibit 4.4(b)	—	Form of Opinion of Lead Counsel, Director of Legal and Corporate Compliance of Brady Corporation

Exhibit 4.4(c)	—	Form of Opinion of Special Counsel to the Purchasers

Exhibit S	—	Form of Supplement to Note Purchase Agreement

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Brady Corporation
Brady Worldwide, Inc.
Tricor Direct, Inc.
6555 West Good Hope Road
Milwaukee, WI 53223
€30,000,000 3.71% Series 2010-A Senior Notes, Tranche A,
due May 13, 2017
€45,000,000 4.24% Series 2010-A Senior Notes, Tranche B,
due May 13, 2020
Dated as of
May 13, 2010
To the Purchasers listed in
the attached Schedule A:
Ladies and Gentlemen:
Each of Brady Corporation, a Wisconsin corporation (the “Company”), Brady Worldwide, Inc., a Wisconsin corporation (“Brady Worldwide”), and Tricor Direct, Inc., a Delaware corporation (“Tricor Direct” and, together with the Company and Brady Worldwide, the “Obligors”), jointly and severally agrees with the Purchasers listed in the attached Schedule A (the “Purchasers”) to this Note Purchase Agreement (this “Agreement”) as follows:
Section 1. Authorization of Notes.
Section 1.1. Description of Notes. The Obligors will authorize the issue and sale of the following Senior Notes:

	Series and/or	Aggregate Principal
Issue	Tranche	Amount	Interest Rate	Maturity Date
Senior Notes	Series 2010-A, Tranche A (the “Tranche A Notes”)	€30,000,000	3.71%	May 13, 2017
Senior Notes	Series 2010-A, Tranche B (the “Tranche B Notes”)	€45,000,000	4.24%	May 13, 2020

The Senior Notes (the “Series 2010-A Notes”) described above together with each Series of Additional Notes which may from time to time be issued pursuant to the provisions of Section 2.2 are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Tranche A Notes and the Tranche B Notes shall be substantially in the form set out in Exhibit 1(a) and Exhibit 1(b), respectively, with such changes therefrom, if any, as may be approved by the Purchasers and the Obligors. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.
Section 1.2. Interest Rates. The Series 2010-A Notes shall bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) on the unpaid principal thereof from the date of issuance at a per annum rate equal to 3.71% in the case of the Tranche A Notes, and 4.24% in the case of the Tranche B Notes, payable semiannually on the 13th day of May and November in each year and at maturity, commencing on November 13, 2010, until such principal sum shall have become due and payable, and, to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or (without duplication) Swap Indemnification Amount, payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at the applicable Default Rate until paid.
Section 2. Sale and Purchase of Notes.
Section 2.1. Series 2010-A Notes. Subject to the terms and conditions of this Agreement, the Obligors will issue and sell to each Purchaser and each Purchaser will purchase from the Obligors, at the Closing provided for in Section 3, the Series 2010-A Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations and each Purchaser shall have no obligation and no liability to any Person for the performance or nonperformance by any other Purchaser hereunder.
Section 2.2. Additional Series of Notes. The Obligors may, from time to time, in their sole discretion but subject to the terms hereof, issue and sell one or more additional Series of their unsecured promissory notes under the provisions of this Agreement pursuant to a supplement (a “Supplement”) substantially in the form of Exhibit S, provided that the aggregate principal amount of Notes of all Series issued pursuant to all Supplements in accordance with the terms of this Section 2.2 shall not exceed $500,000,000 (or the equivalent amount in Euros determined at the time of issuance thereof). Each additional Series of Notes (the “Additional Notes”) issued pursuant to a Supplement shall be subject to the following terms and conditions:
(i) each Series of Additional Notes, when so issued, shall be differentiated from all previous Series by sequential alphabetical designation inscribed thereon;
(ii) Additional Notes of the same Series may consist of more than one different and separate tranches and may differ with respect to outstanding principal amounts, maturity dates, currencies, interest rates and premiums, if any, and price and terms of redemption or payment prior to maturity, but all such different and separate tranches of the same Series shall vote as a single class and constitute one Series;

(iii) each Series of Additional Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory and optional prepayment on the dates and at the premiums, if any, be payable in such currency, have such additional or different conditions precedent to closing, such representations and warranties and such additional covenants as shall be specified in the Supplement under which such Additional Notes are issued and upon execution of any such Supplement, this Agreement shall be amended (a) to reflect such additional covenants without further action on the part of the holders of the Notes outstanding under this Agreement, provided, that any such additional covenants shall inure to the benefit of all holders of Notes so long as any Additional Notes issued pursuant to such Supplement remain outstanding, and (b) to reflect such representations and warranties as are contained in such Supplement for the benefit of the holders of such Additional Notes in accordance with the provisions of Section 16;
(iv) each Series of Additional Notes issued under this Agreement shall be in substantially the form of Exhibit 1 to Exhibit S hereto with such variations, omissions and insertions as are necessary or permitted hereunder;
(v) the minimum principal amount of any Note issued under a Supplement shall be $500,000 (or the equivalent amount in Euros), except as may be necessary to evidence the outstanding amount of any Note originally issued in a denomination of $500,000 (or the equivalent amount in Euros) or more;
(vi) the Additional Notes may only be issued in Dollars and/or Euros;
(vii) all Additional Notes shall constitute Senior Debt of the Obligors and shall rank pari passu with all other outstanding Notes; and
(viii) no Additional Notes shall be issued hereunder if, at the time of issuance thereof and after giving effect to the application of the proceeds thereof, any Default or Event of Default shall have occurred and be continuing.
Section 2.3. Subsidiary Guaranty. (a) The payment by the Obligors of all amounts due with respect to the Notes and the performance by the Obligors of their obligations under this Agreement will be absolutely and unconditionally guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty Agreement, dated as of even date herewith, which shall be substantially in the form of Exhibit 2.3 attached hereto, and otherwise in accordance with the provisions of Section 9.6 hereof (the “Subsidiary Guaranty”).

(b) The holders of the Notes agree to discharge and release any Subsidiary Guarantor from the Subsidiary Guaranty upon the written request of the Obligors, provided that (i) such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under the Subsidiary Guaranty) as an obligor and guarantor under and in respect of all outstanding Senior Debt (including the Senior Credit Agreement) and the Obligors so certify to the holders of the Notes in a certificate of a Responsible Officer, (ii) at the time of such release and discharge, the Obligors shall deliver a certificate of a Responsible Officer to the holders of the Notes stating that no Default or Event of Default exists, and (iii) if any fee or other form of consideration is given to any holder of Debt of the Obligors in connection with such release, holders of the Notes shall receive equivalent consideration (a “Collateral Release”). In addition, upon the written request of the Obligors, any Subsidiary Guarantor may be discharged and released from the Subsidiary Guaranty upon the prior written consent of the Required Holders, which written consent may be given or withheld in the sole and absolute discretion of the Required Holders.
Section 3. Closing.
The sale and purchase of the Series 2010-A Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603 at 10:00 a.m., Chicago time, at a closing (the “Closing Date”) on May 13, 2010 or on such other Business Day thereafter on or prior to April 30, 2010 as may be agreed upon by the Obligors and the Purchasers. On the Closing Date, the Obligors will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 (or the equivalent amount in Euros) as such Purchaser may request) dated the date of the Closing Date and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Obligors or their order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Obligors [Confidential Information Redacted]. If, on the Closing Date, the Obligors shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.
Section 4. Conditions to Closing.
The obligation of each Purchaser to purchase and pay for the Notes to be sold to such Purchaser at the Closing Date is subject to the fulfillment to such Purchaser’s satisfaction, prior to or on the Closing Date, of the following conditions applicable to the Closing Date:
Section 4.1. Representations and Warranties.
(a) Representations and Warranties of the Obligors. The representations and warranties of the Obligors in this Agreement shall be correct when made and at the time of the Closing Date.
(b) Representations and Warranties of the Subsidiary Guarantors. The representations and warranties of the Subsidiary Guarantors in the Subsidiary Guaranty shall be correct when made and at the time of the Closing Date.

Section 4.2. Performance; No Default. The Obligors and each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement and the Subsidiary Guaranty required to be performed or complied with by the Obligors and each such Subsidiary Guarantor prior to or on the Closing Date, and after giving effect to the issue and sale of the Series 2010-A Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. None of the Obligors nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 hereof had such Section applied since such date.
Section 4.3. Compliance Certificates.
(a) Officer’s Certificate of the Obligors. Each Obligor shall have delivered to such Purchaser an Officer’s Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1(a), 4.2 and 4.9 have been fulfilled.
(b) Secretary’s Certificate of the Obligors. Each Obligor shall have delivered to such Purchaser a certificate, dated the Closing Date, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Series 2010-A Notes and this Agreement.
(c) Officer’s Certificate of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1(b), 4.2 and 4.9 have been fulfilled.
(d) Secretary’s Certificate of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate, dated the Closing Date, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty.
Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the Closing Date (a) from Quarles & Brady LLP, special counsel of the Obligors, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser’s counsel may reasonably request (and the Obligors hereby instruct their counsel to deliver such opinion to such Purchaser), (b) from Krista Ebbens, Lead Counsel, Director of Legal and Corporate Compliance of Brady Corporation covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser’s counsel may reasonably request, and (c) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5. Purchase Permitted by Applicable Law, Etc. On the Closing each purchase of Series 2010-A Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which each Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
Section 4.6. Related Transactions. The Obligors shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the Closing Date pursuant to this Agreement.
Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Obligors shall have paid on or before the Closing Date, the reasonable fees, reasonable charges and reasonable disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Obligors at least one (1) Business Day prior to the Closing Date.
Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained by Chapman and Cutler LLP for the Series 2010-A Notes.
Section 4.9. Changes in Corporate Structure. None of the Obligors nor any Subsidiary Guarantor shall have changed its jurisdiction of organization or, except as reflected in Schedule 4.9, been a party to any merger or consolidation, or shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.
Section 4.10. Subsidiary Guaranty. The Subsidiary Guaranty shall have been duly authorized, executed and delivered by each Subsidiary Guarantor, shall constitute the legal, valid and binding contract and agreement of each Subsidiary Guarantor and such Purchaser shall have received a true, correct and complete copy thereof.
Section 4.11. Proceedings and Documents. All corporate or other organizational proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and such Purchaser’s special counsel, and such Purchaser and such Purchaser’s special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such Purchaser’s special counsel may reasonably request.
Section 4.12. Conditions to Issuance of Additional Notes. The obligations of the Additional Purchasers to purchase any Additional Notes shall be subject to the following conditions precedent, in addition to the conditions specified in the Supplement pursuant to which such Additional Notes may be issued:

(a) Compliance Certificate. A duly authorized Senior Financial Officer shall execute and deliver to each Additional Purchaser and each holder of Notes an Officer’s Certificate dated the date of issue of such Series of Additional Notes stating that such officer has reviewed the provisions of this Agreement (including any Supplements hereto) and setting forth the information and computations (in sufficient detail) required in order to establish whether after giving effect to the issuance of the Additional Notes and after giving effect to the application of the proceeds thereof, each of the Obligors is in compliance with the requirements of Sections 10.1 and 10.2 on such date (based upon the financial statements for the most recent fiscal quarter ended prior to the date of such certificate).
(b) Execution and Delivery of Supplement. The Obligors and each such Additional Purchaser shall execute and deliver a Supplement substantially in the form of Exhibit S hereto.
(c) Representations of Additional Purchasers. Each Additional Purchaser shall have confirmed in the Supplement that the representations set forth in Section 6 are true with respect to such Additional Purchaser on and as of the date of issue of the Additional Notes.
(d) Execution and Delivery of Guaranty Ratification. Provided a Collateral Release shall not have occurred, each Subsidiary Guarantor shall execute and deliver a Guaranty Ratification in the form attached to the Subsidiary Guaranty.
Section 5. Representations and Warranties of the Obligors.
Each Obligor represents and warrants to each Purchaser that:
Section 5.1. Organization; Power and Authority. Each Obligor is a corporation duly incorporated, validly existing in good standing (or equivalent status) under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing (or equivalent status) in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing (or equivalent status) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts, to execute and deliver this Agreement and the Series 2010-A Notes and to perform the provisions hereof and thereof.
Section 5.2. Authorization, Etc. This Agreement and the Series 2010-A Notes have been duly authorized by all necessary corporate action on the part of each Obligor, and this Agreement constitutes, and upon execution and delivery thereof each Series 2010-A Note will constitute, a legal, valid and binding obligation of each Obligor enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure. The Obligors, through their agent, Banc of America Securities LLC, have delivered to each Purchaser a copy of a Private Placement Memorandum, dated March 2010 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Obligors and the Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Obligors in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or in one of the documents, certificates or other writings identified therein or herein, since July 31, 2009, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Obligors that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to each Purchaser by or on behalf of the Obligors specifically for use in connection with the transactions contemplated hereby.
Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, and all other Investments of the Obligors and their Subsidiaries, (ii) the Company’s Affiliates, other than Subsidiaries, and (iii) the Company’s directors and senior officers.
(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Obligors and their Subsidiaries have been validly issued, are fully paid and nonassessable (except, with respect to capital stock of a Wisconsin corporation, as otherwise provided in former Section 180.0622(2) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts incurred prior to June 14, 2006) and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).
(c) Each Domestic Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly incorporated (or organized if not a corporation), validly existing and in good standing (or equivalent status) under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing (or equivalent status) in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing (or equivalent status) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Domestic Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts.

(d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4, customary limitations imposed by corporate, limited liability company, limited partnership or similar statutes, and other restrictions and conditions imposed by Governmental Authorities under applicable law) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.
Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Obligors and their Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Obligors and their Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and absence of footnotes).
Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Obligors of this Agreement and the Series 2010-A Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Obligors or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which any Obligor or any Subsidiary is bound or by which any Obligor or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Obligor or any Subsidiary, or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Obligor or any Subsidiary.
Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Obligor of this Agreement or the Series 2010-A Notes.
Section 5.8. Litigation; Observance of Statutes and Orders. (a) There are no actions, suits or proceedings pending or, to the knowledge of any Obligor, threatened against or affecting any Obligor or any Subsidiary or any property of any Obligor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b) None of the Obligors nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 5.9. Taxes. The Obligors and the Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Obligors or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. None of the Obligors knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Obligors and their Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate. The federal income tax liabilities of the Obligors and their Domestic Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended July 31, 2009.
Section 5.10. Title to Property; Leases. The Obligors and their Subsidiaries have good and sufficient title to their respective properties which the Obligors and their Subsidiaries own or purport to own that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Obligors or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.
Section 5.11. Licenses, Permits, Etc. Except as disclosed in Schedule 5.11,
(a) the Obligors and their Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;
(b) to the Knowledge of each Obligor, no product of any Obligor or any of its respective Subsidiaries infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and
(c) to the Knowledge of each Obligor, there is no Material violation by any Person of any right of any Obligor or any of its respective Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by any Obligor or any of its Subsidiaries.

Section 5.12. Compliance with ERISA. (a) Each Obligor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. None of the Obligors nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by any Obligor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Obligor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.
(b) None of the Obligors or any ERISA Affiliate maintains, contributes to, or has any liability or contingent liability with respect to any Plan which is subject to Title IV of ERISA.
(c) The Obligors and their ERISA Affiliates have not incurred any withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.
(d) The expected post-retirement benefit obligation (determined as of July 31, 2009, the last day of the Obligors’ most recently ended fiscal year, in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Obligors and their Subsidiaries is not greater than $15,000,000.
(e) The execution and delivery of this Agreement and the issuance and sale of the Series 2010-A Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Obligors in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Series 2010-A Notes to be purchased by such Purchaser.
Section 5.13. Private Offering by the Obligors. None of the Obligors nor anyone acting on any Obligor’s behalf has offered the Series 2010-A Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 30 other Institutional Investors, each of which has been offered the Series 2010-A Notes in connection with a private sale for investment. None of the Obligors nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series 2010-A Notes to the registration requirements of Section 5 of the Securities Act.

Section 5.14. Use of Proceeds; Margin Regulations. The Obligors will apply the proceeds of the sale of the Series 2010-A Notes to refinance existing indebtedness, to make acquisitions and for general corporate purposes of the Obligors. No part of the proceeds from the sale of the Series 2010-A Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve any Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Obligors and their Subsidiaries and no Obligor has any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15. Existing Debt; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Consolidated Debt of the Obligors and their Subsidiaries as of March 31, 2010, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Consolidated Debt of the Obligors or their Subsidiaries. None of the Obligors nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of any Obligor or such Subsidiary, and no event or condition exists with respect to any Debt of any Obligor or any Subsidiary, that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
(b) Except as disclosed in Schedule 5.15, none of the Obligors nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.
Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the sale of the Series 2010-A Notes by the Obligors hereunder nor their use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.
(b) None of the Obligors nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages directly in any dealings or transactions with any such Person. The Obligors and their Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.
(c) No part of the proceeds from the sale of the Series 2010-A Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Obligors.

Section 5.17. Status under Certain Statutes. None of the Obligors nor any Subsidiary is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.
Section 5.18. Environmental Matters. None of the Obligors nor any Subsidiary has knowledge of any claim or has received any written notice of any claim, and no proceeding has been instituted raising any claim against any Obligor or any of its Subsidiaries or any of their respective real properties now owned, leased or operated by any of them, or other assets, alleging damage to the environment or any violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to each Purchaser in writing:
(a) none of the Obligors nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, for violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties or to other assets now owned, leased or operated by any of them or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;
(b) none of the Obligors nor any of their Subsidiaries has stored any Hazardous Materials on real properties now owned, leased or operated by any of them or has disposed of any Hazardous Materials in each case in a manner contrary to any Environmental Laws and in any manner that could reasonably be expected to result in a Material Adverse Effect; and
(c) all buildings on all real properties now owned, leased or operated by any Obligor or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.
Section 5.19. Notes Rank Pari Passu. The obligations of the Obligors under this Agreement and the Series 2010-A Notes rank pari passu in right of payment with all other unsecured Senior Debt (actual or contingent) of the Obligors, including, without limitation, all unsecured Senior Debt of the Obligors described in Schedule 5.15 hereto.
Section 6. Representations of the Purchaser.
Section 6.1. Purchase for Investment. Each Purchaser represents that it is purchasing the Notes to be purchased by it for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof (other than any Notes purchased by Banc of America Securities LLC on the Closing Date which are intended to be resold to a “qualified institutional buyer” pursuant to Rule 144A of the Securities Act), provided that the disposition of such Purchaser’s or such pension or trust funds’ property shall at all times be within such Purchaser’s or such pension or trust funds’ control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Obligors are not required to register the Notes.

Section 6.2. Accredited Investor. Each Purchaser represents that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”).
Section 6.3. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Series 2010A Notes to be purchased by such Purchaser hereunder:
(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Obligors in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, as of the last day of its most recent calendar quarter, the QPAM does not own a 10% or more interest in any Obligor and no person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 20% or more interest in any Obligor (or less than 20% but greater than 10%, if such person exercises control over the management or policies of any Obligor by reason of its ownership interest) and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to any Obligor in writing pursuant to this clause (d); or
(e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in any Obligor and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Obligors in writing pursuant to this clause (e); or
(f) the Source is a governmental plan; or
(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Obligors in writing pursuant to this clause (g); or
(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
If any Purchaser or any Additional Purchaser or any subsequent transferee of the Notes indicates that such Purchaser or any Additional Purchaser or such transferee is relying on any representation contained in paragraph (c), (d), (e) or (g) above, the Obligors shall deliver on the date of issuance of such Notes and on the date of any applicable transfer a certificate, which shall state that it is neither a party in interest nor a “disqualified person” (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (c), (d), (e) or (g) above. As used in this Section 6.3, the terms “employee benefit plan”, “governmental plan”, “party in interest” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 7. Information as to Company.
Section 7.1. Financial and Business Information. The Obligors shall deliver to each holder of Notes that is an Institutional Investor:
(a) Quarterly Statements — within sixty (60) days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,
(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and
(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a); provided further that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at: http//www.bradycorp.com) and shall have given each Purchaser prior notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);
(b) Annual Statements — within one hundred five (105) days after the end of each fiscal year of the Company, duplicate copies of,
(i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and
(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Annual Report on Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b); provided further that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;
(c) SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by any Obligor or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by any Obligor or any Subsidiary with the Securities and Exchange Commission; provided futher that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;
(d) Notice of Default or Event of Default — promptly, and in any event within five (5) Business Days after a Responsible Officer becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(g), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
(e) ERISA Matters — promptly, and in any event within five (5) Business Days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:
(i) with respect to any Plan, any reportable event, as defined in Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date thereof; or
(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the imposition of a penalty or excise tax under the provisions of the Code relating to employee benefit plans, or the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;
(f) Notices from Governmental Authority — promptly, and in any event within thirty (30) days of receipt thereof, copies of any notice to any Obligor or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;
(g) Supplements — promptly and in any event within ten (10) Business Days after the execution and delivery of any Supplement, a copy thereof; and
(h) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of any Obligor or any of its Subsidiaries or relating to the ability of any Obligor to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes .
Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):
(a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Obligors were in compliance with the requirements of Section 10.1 through Section 10.5 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and
(b) Event of Default — a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Obligors and their Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of any Obligor or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Obligors shall have taken or proposes to take with respect thereto.

Section 7.3. Inspection. The Obligors shall permit the representatives of each holder of Notes that is an Institutional Investor:
(a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Obligors, to visit the principal executive office of any Obligor, to discuss the affairs, finances and accounts of the Obligors and their Subsidiaries with the Obligors’ officers, and (with the consent of the Obligors, which consent will not be unreasonably withheld) their independent public accountants, and (with the consent of the Obligors, which consent will not be unreasonably withheld) to visit the other offices and properties of the Obligors and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and
(b) Default — if a Default or Event of Default then exists, at the expense of the Obligors, to visit and inspect any of the offices or properties of any Obligor or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Obligors authorizes said accountants to discuss the affairs, finances and accounts of the Obligors and its Subsidiaries), all at such times and as often as may be requested.
Section 8. Payment of the Notes.
Section 8.1. Required Prepayments. (a) The entire unpaid principal amount of the Tranche A Notes shall become due and payable on May 13, 2017.
(b) The entire unpaid principal amount of the Tranche B Notes shall become due and payable on May 13, 2020.
Section 8.2. Optional Prepayments with Make-Whole Amount. The Obligors may, at their option, upon notice as provided below, prepay at any time, all, or from time to time any part of, the Notes of any Series, in an amount not less than $2,000,000 (or, with respect to any Series of Notes denominated in Euros, the equivalent amount in Euros) in the aggregate principal amount of the Notes of such Series then outstanding in the case of a partial prepayment (or such lesser amount as shall be required to effect a partial prepayment resulting from an offer of prepayment pursuant to Section 10.4), at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus any applicable Make-Whole Amount or other premium determined for the prepayment date with respect to such principal amount of each Note then outstanding of the applicable Series to be prepaid and (without duplication), with respect to any Swapped Notes, any applicable Swap Indemnification Amount.

The Obligors will give each holder of Notes of the Series to be prepaid written notice of each optional prepayment under this Section 8.2 not less than thirty (30) days and not more than sixty (60) days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes of the applicable Series to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount or other premium due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation, provided that, with respect to any Swapped Notes, such estimated Make-Whole Amount need not include an estimate of the applicable Swap Indemnification Amount to the extent included in the determination thereof. Two (2) Business Days prior to such prepayment, the Obligors shall deliver to each holder of Notes of the Series to be prepaid a certificate of a Senior Financial Officer specifying the calculation of each such Make-Whole Amount as of the specified prepayment date.
Section 8.3. Allocation of Partial Prepayments. Except as otherwise set forth in any Supplement with respect to any Series of Additional Notes, all partial prepayments made with respect to any Series of Notes to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. In the case of each partial prepayment of the Notes pursuant to the provisions of Section 12.1(a) or (b), the principal amount of the Notes shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. For purposes of determining allocation of partial prepayments among Notes denominated in both Dollars and Euros, all Euro denominated Notes shall be converted into a Dollar equivalent amount in accordance with Section 22.8.
Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8 or pursuant to the applicable provisions of any Supplement with respect to any Series of Notes issued thereunder, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and (without duplication) the applicable Make-Whole Amount and Swap Indemnification Amount. From and after such date, unless the Obligors shall fail to pay such principal amount when so due and payable, together with the interest and (without duplication) Make-Whole Amount and Swap Indemnification Amount as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to any Obligor and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
Section 8.5. Purchase of Notes. None of the Obligors will, nor will they permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes of any Series in accordance with the terms of this Agreement (including any Supplement hereto) and the Notes or (b) pursuant to a written offer to purchase any outstanding Notes made by the Obligors or an Affiliate pro rata to the holders of the Notes upon the same terms and conditions. The Obligors will promptly cancel all Notes acquired by any Obligor or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6. Make-Whole Amount for the Series 2010-A Notes. (a) Make-Whole Amount for the Series 2010-A Non-Swapped Notes. The term “Make-Whole Amount” means with respect to any Series 2010-A Non-Swapped Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series 2010-A Non-Swapped Note, minus the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount pursuant to Section 8.6(a), the following terms have the following meanings:
“Called Principal” means, the principal of the Series 2010-A Non-Swapped Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” means, the amount obtained by discounting all Remaining Scheduled Payments from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Series 2010-A Non-Swapped Note is payable) equal to the Reinvestment Yield.
“Euro Denominated Government Bonds” means government bonds issued by the government of the Federal Republic of Germany denominated in Euros.
“Recognized Euro Market Maker” means any financial institution that makes regular markets in Euro Denominated Government Bonds and Euro Denominated Government Bond-based securities and financial products, as shall be agreed between the holders of at least 51% of the aggregate principal amount of the Series 2010-A Non-Swapped Notes (the “Required Holders of Series 2010-A Non-Swapped Notes”) and the Obligors or, following the occurrence and continuance of an Event of Default, as reasonably determined by the Required Holders of Series 2010-A Non-Swapped Notes.
“Reinvestment Yield” means, with respect to the Called Principal of any Series 2010-A Non-Swapped Note, 0.50% over the yield to maturity implied by the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as Bloomberg Financial Markets News screen PXGB (or such other Bloomberg Financial Markets News display as may replace such PXGB screen) for actively traded Euro Denominated Government Bonds having a maturity equal to the remaining life of such Called Principal as of such Settlement Date, provided that if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, such yield to maturity shall be implied by the average of the rates as determined by two Recognized Euro Market Makers. Such implied yield to maturity will be determined, if necessary, by (i) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (x) the actively traded Euro Denominated Government Bonds with a maturity closest to and greater than the Remaining Average Life and (y) the actively traded Euro Denominated Government Bonds with a maturity closest to and less than the Remaining Average Life.

“Remaining Average Life” means, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, all payments of such Called Principal and interest thereon that would be due after the Settlement Date if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of such Series 2010-A Non-Swapped Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.
“Series 2010-A Non-Swapped Notes” means any Series 2010-A Note other than the Series 2010-A Swapped Notes.
“Settlement Date” means, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
(b) Make-Whole Amount for the Series 2010-A Swapped Notes. The term “Make-Whole Amount” means with respect to any Series 2010-A Swapped Note, an amount equal to (i) the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Dollar Equivalent Called Principal of such Series 2010-A Swapped Note, minus the amount of such Dollar Equivalent Called Principal, provided that such excess calculated pursuant to this clause (i) may in no event be less than zero, plus or minus, as the case may be, (ii) the Series 2010-A Swap Indemnification Amount due in respect of a Series 2010-A Swapped Note. The Make-Whole Amount with respect to any Series 2010-A Swapped Note may be less than zero. All payments of any Make-Whole Amount with respect to any Series 2010-A Swapped Note shall be made in Dollars. For the purposes of determining the Make-Whole Amount pursuant to Section 8.6(b), the following terms have the following meanings:
“Called Principal” means, with respect to any Series 2010-A Swapped Note, the principal of the Series 2010-A Swapped Note (in Euros) that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Dollar Equivalent Called Principal of any Series 2010-A Swapped Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Dollar Equivalent Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Dollar Equivalent Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series 2010-A Swapped Notes is payable) equal to the Reinvestment Yield with respect to such Dollar Equivalent Called Principal.
“Dollar Equivalent Called Principal” means, with respect to any Series 2010-A Swapped Note, the Called Principal of such Series 2010-A Swapped Note multiplied by the Pricing Date Exchange Rate.
“Dollar Equivalent Interest” means, for purposes of determining the Remaining Scheduled Payments on Dollar Equivalent Called Principal, the amount of such interest in Dollars that would be paid on the Dollar Equivalent Called Principal determined by utilizing the applicable Dollar Equivalent Interest Rate.
“Dollar Equivalent Interest Rate” means, for any Series 2010-A Swapped Note, 4.38% per annum in the case of the Tranche A Notes, and 4.94% per annum in the case of the Tranche B Notes.
“Pricing Date Exchange Rate” means, for the Series 2010-A Swapped Notes, the foreign exchange rate for the conversion of Dollars into Euros determined for such series of Notes is $1.377 to €1.00.
“Reinvestment Yield” means, with respect to the Dollar Equivalent Called Principal of any Series 2010-A Swapped Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Dollar Equivalent Called Principal, on the display designated as the “PX1 Screen” on the Bloomberg Financial Market Service (or such other display as may replace the PX1 Screen on Bloomberg Financial Market Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Dollar Equivalent Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Dollar Equivalent Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Dollar Equivalent Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

“Remaining Average Life” means, with respect to any Dollar Equivalent Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Dollar Equivalent Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Dollar Equivalent Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Dollar Equivalent Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Dollar Equivalent Called Principal of any Series 2010-A Swapped Note, all payments of such Dollar Equivalent Called Principal and Dollar Equivalent Interest thereon that would be due after the Settlement Date with respect to such Dollar Equivalent Called Principal if no payment of such Dollar Equivalent Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series 2010-A Swapped Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date by reason of a prepayment or acceleration of the related Series 2010-A Swapped Note pursuant to Section 8.2 or Section 12.1.
“Series 2010-A Swap Agreement” means any foreign currency exchange agreement or other currency exchange rate hedging or swap arrangement entered into by a Purchaser of a Series 2010-A Swapped Note with respect to such Series 2010-A Swapped Note.
“Series 2010-A Swap Indemnification Amount” means, with respect to any Series 2010-A Swapped Note, the amount of the net gain (if any) that is actually received (by payment, through off-set or netting or otherwise) by the holder of such Series 2010-A Swapped Note (the “Net Gain”) or the net loss, cost or expense (if any) incurred (by payment, through off-set or netting or otherwise) by such holder (the “Net Loss”), in either case under or in connection with the related Series 2010-A Swap Agreement as a result of any principal amount of such Series 2010-A Swapped Note being prepaid or repaid (including in connection with any prepayment of Series 2010-A Swapped Notes pursuant to Section 8.2 or purchase pursuant to Section 8.5 or any repayment of the Series 2010-A Notes upon the acceleration of the maturity thereof as contemplated by Section 12.1) prior to its scheduled maturity date, inclusive of an exchange of the Called Principal and accrued interest of such Series 2010-A Swapped Note into the Dollar equivalent amount of the Called Principal and Dollar accrued interest at the Dollar Equivalent Interest Rate on the Settlement Date. Any (i) Net Loss shall be reimbursed to such holder by the Obligors in Dollars upon any such prepayment or repayment of such Series 2010-A Swapped Note and (ii) Net Gain shall be deducted from the amount paid to such holder by the Obligors upon any such prepayment or repayment of such Series

2010-A Swapped Note. Any reduction in an amount paid to any holder of a Series 2010-A Swapped Note due to a Net Gain shall first be applied in Dollars to reduce the Make-Whole Amount payable to such holder (in case of any prepayment of Notes pursuant to Section 8.2 or any repayment of the Notes upon the acceleration of the maturity thereof as contemplated by Section 12.1) and, to the extent necessary, shall then be applied to all other amounts owing to such holder (after conversion into Euros at the then current Euro/Dollar exchange rate) in the following order: (i) first, to accrued interest on the principal amount to be prepaid; (ii) second, to the principal amount to be prepaid; (iii) third, to accrued interest on the principal amount not subject to the prepayment; and (iv) fourth, to the principal amount not subject to the prepayment (together with any applicable Make-Whole Amount). Each holder of a Series 2010-A Swapped Note shall be responsible for calculating its own Swap Indemnification Amount in Dollars and calculating the amount, if any, of such Swap Indemnification Amount to be applied to amounts other than the Make-Whole Amount owing to such holder in Euros (converted at the then current Euro/Dollar exchange rate), in each case, upon the prepayment or repayment of all or any portion of its Series 2010-A Swapped Notes, and such calculation as reported to the Obligors in reasonable detail shall be binding on the Obligors absent manifest error.
“Series 2010-A Swapped Note” means each Series 2010-A Note issued to the Purchasers on the Closing Date and subject to a Series 2010-A Swap Agreement and which Series 2010-A Note has not been transferred since the Closing Date to any Person other than an Affiliate of the Purchaser of such Series 2010-A Note or to a Person that has assumed the initial Series 2010-A Swap Agreement with respect to such Series 2010-A Note.
“Settlement Date” means, the date on which such Dollar Equivalent Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
Section 9. Affirmative Covenants.
Each Obligor jointly and severally covenants that so long as any of the Notes are outstanding:
Section 9.1. Compliance with Law. The Obligors will, and will cause each of their Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2. Insurance. The Obligors will, and will cause each of their Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated except for any non-maintenance that would not reasonably be expected to have a Material Adverse Effect.
Section 9.3. Maintenance of Properties. The Obligors will, and will cause each of their Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent any Obligor or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such Obligor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.4. Payment of Taxes and Claims. The Obligors will, and will cause each of their Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of any Obligor or any Subsidiary not permitted by Section 10.4, provided that none of the Obligors nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by any Obligor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and such Obligor or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Obligors or such Subsidiary or (ii) the non-filing or nonpayment, as the case may be, of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.
Section 9.5. Corporate Existence, Etc. Subject to Sections 10.4 and 10.5, each Obligor will at all times preserve and keep in full force and effect its corporate existence, and will at all times preserve and keep in full force and effect the corporate, partnership or limited liability company existence of each of its Subsidiaries (unless merged into any Obligor or a Subsidiary) and all rights and franchises of such Obligor and its Subsidiaries unless, in the good faith judgment of such Obligor, the termination of or failure to preserve and keep in full force and effect such corporate, partnership or limited liability company existence, right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.6. Additional Subsidiary Guarantors. The Obligors will cause any Subsidiary which is required by the terms of any Senior Debt (including the Senior Credit Agreement) to become a party to, or otherwise guarantee, such Senior Debt, to enter into the Subsidiary Guaranty and deliver to each of the holders of the Notes (concurrently with the incurrence of any such obligation pursuant to such Senior Debt) the following items:

(a) a joinder agreement in respect of the Subsidiary Guaranty;
(b) a certificate signed by the President, a Vice President or another authorized Responsible Officer of the Obligors making representations and warranties to the effect of those contained in Sections 5.4, 5.6 and 5.7, with respect to such Subsidiary and the Subsidiary Guaranty, as applicable; and
(c) an opinion of counsel (who may be in-house counsel for the Obligors) addressed to each of the holders of the Notes reasonably satisfactory to the Required Holders, to the effect that the Subsidiary Guaranty by such Person has been duly authorized, executed and delivered and that the Subsidiary Guaranty constitutes the legal, valid and binding contract and agreement of such Person enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
Section 9.7. Notes to Rank Pari Passu. The Notes and all other obligations under this Agreement of the Obligors are and at all times shall remain direct and unsecured obligations of the Obligors ranking pari passu as against the assets of the Obligors with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and pari passu with all Debt outstanding under the Senior Credit Agreement and all other present and future unsecured Debt (actual or contingent) of the Obligors which is not expressed to be subordinate or junior in rank to any other unsecured Debt of the Obligors.
Section 10. Negative Covenants.
Each Obligor jointly and severally covenants that so long as any of the Notes are outstanding:
Section 10.1. Consolidated Debt to Consolidated EBITDA. The Obligors will not, at any time, permit the ratio of Consolidated Debt to Consolidated EBITDA (calculated as at the end of each fiscal quarter for the four consecutive fiscal quarters then ended) to exceed 3.50 to 1.00.
Section 10.2. Priority Debt. The Obligors will not, at any time, permit the aggregate amount of all Priority Debt to exceed 25% of Consolidated Net Worth, determined as of the end of the then most recently ended fiscal quarter of the Company.
Section 10.3. Limitation on Liens. The Obligors will not, and will not permit any of their Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Obligors or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

(a) Liens for taxes, assessments or other governmental charges that are not yet due and payable or the payment of which is not at the time required by Section 9.4;
(b) any attachment or judgment Lien, unless the judgment it secures shall not, within sixty (60) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within sixty (60) days after the expiration of any such stay;
(c) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens for sums not yet due and payable) and Liens to secure the performance of bids, tenders, leases, or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens incurred in the ordinary course of business and not in connection with the borrowing of money;
(d) encumbrances in the nature of leases, subleases, zoning restrictions, easements, rights-of-way, restrictions and other similar charges, encumbrances, or defects of title incidental to the ownership of property or assets or the ordinary conduct of the business of the Obligors or any of their Subsidiaries, on Liens incidental to minor survey exceptions and the like, provided that such Liens do not, in the aggregate, materially detract from the value of such property;
(e) Liens securing Debt of a Subsidiary to the Obligors or to a Wholly-Owned Subsidiary;
(f) Liens granted by Subsidiary Guarantors to Brady Investment Co. that secure intercompany Debt, provided that Brady Investment Co. shall at all times remain a Wholly-Owned Subsidiary;
(g) Liens securing Debt existing on property or assets of the Obligors or their Subsidiaries existing as of the date of Closing and reflected in Schedule 10.3;
(h) Liens securing Debt on property or assets of the Obligors or their Subsidiaries which Liens were given after the date of Closing, provided the Obligors make, or cause to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property;

(i) Liens incurred after the date of Closing given to secure the payment of the purchase price incurred in connection with the acquisition, construction or improvement of property (other than accounts receivable or inventory) useful and intended to be used in carrying on the business of any Obligor or any Subsidiary, including Liens existing on such property at the time of acquisition or construction thereof or Liens incurred within 365 days of such acquisition or completion of such construction or improvement, provided that (i) the Lien shall attach solely to the property acquired, purchased, constructed or improved; and (ii) at the time of acquisition, construction or improvement of such property, the aggregate amount remaining unpaid on all Debt secured by Liens on such property, whether or not assumed by such Obligors or such Subsidiary, shall not exceed the lesser of (y) the cost of such acquisition, construction or improvement or (z) the Fair Market Value of such property (as determined in good faith by one or more officers of an Obligor to whom authority to enter into the transaction has been delegated by the board of directors of such Obligor);
(j) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into any Obligor or any Subsidiary or its becoming a Subsidiary, or substantially all of its assets are acquired by any Obligor or Subsidiary, or any Lien existing on any property acquired by any Obligor or any Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person’s becoming a Subsidiary or such acquisition of property, (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, and (iii) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;
(k) any extensions, renewals or replacements of any Lien permitted by the preceding subparagraphs (e), (f), (i) and (j) of this Section 10.3, provided that (i) no additional property shall be encumbered by such Liens, (ii) the unpaid principal amount of the Debt or other obligations secured thereby shall not be increased on or after the date of any extension, renewal or replacement, and (iii) at such time and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and
(l) Liens securing Priority Debt of the Obligors or any Subsidiary, provided that the aggregate principal amount of any such Priority Debt shall be permitted by Section 10.2, provided that no such Liens permitted pursuant to the terms of this Section 10.3 may secure any obligations under the Senior Credit Agreement unless the Company makes, or causes to be made, effective a provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders.
Section 10.4. Sales of Assets. The Obligors will not, and will not permit any Subsidiary to, sell, lease or otherwise dispose of any substantial part (as defined below) of the assets of the Obligors and their Subsidiaries (including without limitation the sale or transfer of assets in a sale and leaseback transaction or a securitization transaction or a sale of equity interest in any Subsidiary); provided, however, that any Obligor or any Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Obligors and their Subsidiaries if such assets are sold in an arms length transaction and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the net proceeds received from such sale, lease or other disposition shall be used within 365 days of such sale, lease or disposition, in any combination:

(1) to acquire productive assets used or useful in carrying on the business of the Obligors and their Subsidiaries and having a value at least equal to the value of such assets sold, leased or otherwise disposed of; or
(2) to prepay or retire Senior Debt of the Obligors and/or their Subsidiaries, provided that (i) the Obligors shall offer to prepay each outstanding Note in a principal amount which equals the Ratable Portion for such Note, and (ii) any such prepayment of the Notes shall be made at par, together with accrued interest thereon to the date of such prepayment, but without the payment of the Make-Whole Amount (provided, however, any such prepayment shall include the applicable Swap Indemnification Amount, if any). Any offer of prepayment of the Notes pursuant to this Section 10.4 shall be given to each holder of the Notes by written notice that shall be delivered not less than thirty (30) days and not more than sixty (60) days prior to the proposed prepayment date. Each such notice shall state that it is given pursuant to this Section and that the offer set forth in such notice must be accepted by such holder in writing and shall also set forth (i) the prepayment date, (ii) a description of the circumstances which give rise to the proposed prepayment and (iii) a calculation of the Ratable Portion for such holder’s Notes. Each holder of the Notes which desires to have its Notes prepaid shall notify any Obligor in writing delivered not less than five (5) Business Days prior to the proposed prepayment date of its acceptance of such offer of prepayment. Prepayment of Notes pursuant to this Section 10.4 shall be made in accordance with Section 8.2 and Section 8.4 of the Note Agreement.
As used in this Section 10.4, a sale, lease or other disposition of assets shall be deemed to be a “substantial part” of the assets of the Obligors and their Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Obligors and their Subsidiaries during the period of 12 consecutive months ending on the date of such sale, lease or other disposition, exceeds 15% of the book value of Consolidated Total Assets, determined as of the end of the fiscal year immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a “substantial part” any (i) sale or disposition of assets in the ordinary course of business of the Obligors and their Subsidiaries, (ii) any transfer of assets from any Obligor to any Wholly-Owned Subsidiary or from any Subsidiary to any Obligor or a Wholly-Owned Subsidiary and (iii) any sale or transfer of property acquired by any Obligor or any Subsidiary after the date of this Agreement to any Person within 365 days following the acquisition or construction of such property by such Obligor or any Subsidiary if an Obligor or a Subsidiary shall concurrently with such sale or transfer, lease such property, as lessee.

Section 10.5. Merger and Consolidation. The Obligors will not, and will not permit any of their Subsidiaries to, consolidate with or merge with any other Person or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person; provided that:
(1) any Subsidiary of the Obligors may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, (i) any Obligor or a Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation or (ii) any other Person so long as the survivor is the Subsidiary, or (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.4;
(2) any Obligor may consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, any other Obligor; and
(3) the foregoing restriction does not apply to the consolidation or merger of any Obligor with, or the conveyance, transfer or lease of substantially all of the assets of any Obligor in a single transaction or series of transactions to, any Person so long as:
(a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of an Obligor as an entirety, as the case may be (the “Successor Corporation”), shall be a solvent corporation or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;
(b) if such Obligor is not the Successor Corporation, such Successor Corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement (and each Supplement thereto) and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Successor Corporation shall have caused to be delivered to each holder of Notes (A) an opinion of nationally recognized independent counsel, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and (B) an acknowledgment from each Subsidiary Guarantor that the Subsidiary Guaranty continues in full force and effect; and
(c) immediately after giving effect to such transaction no Default or Event of Default would exist.
Section 10.6. Nature of Business. The Obligors and their Subsidiaries will not engage in any business, if, as a result, when taken as a whole, the general nature of the business of the Obligors and their Subsidiaries would be substantially changed from the general nature of the business conducted by the Obligors and their Subsidiaries on the date of this Agreement as described in the Memorandum.

Section 10.7. Transactions with Affiliates. The Obligors will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than any Obligor or another Subsidiary), except in the ordinary course and upon fair and reasonable terms that are not materially less favorable to the Obligors or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.
Section 10.8. Terrorism Sanctions Regulations. The Obligors will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage directly in any dealings or transactions with any such Person.
Section 11. Events of Default.
An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
(a) any Obligor defaults in the payment of any principal or Make-Whole Amount, if any, on any Note or any Swap Indemnification Amount in respect of a Swapped Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
(b) any Obligor defaults in the payment of any interest on any Note for more than five (5) Business Days after the same becomes due and payable; or
(c) any Obligor defaults in the performance of or compliance with any term contained in Sections 10.1 through 10.5, inclusive, or any covenant in a Supplement which specifically provides that it shall have the benefit of this paragraph (c) or any Subsidiary Guarantor defaults in the performance of or compliance with any term of the Subsidiary Guaranty beyond any period of grace or cure period provided with respect thereto; or
(d) any Obligor defaults in the performance of or compliance with any term contained herein or in any Supplement (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within thirty (30) days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default or (ii) any Obligor receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or
(e) any Subsidiary Guaranty ceases to be a legally valid, binding and enforceable obligation or contract of a Subsidiary Guarantor (other than upon a release of any Subsidiary Guarantor from a Subsidiary Guaranty in accordance with the terms of Section 2.3(b) hereof), or any Subsidiary Guarantor or any Affiliate by, through or on account of any such Person, challenges the validity, binding nature or enforceability of any such Subsidiary Guaranty; or

(f) any representation or warranty made in writing by or on behalf of any Obligor or any Subsidiary Guarantor or by any officer of any Obligor or any Subsidiary Guarantor in any writing furnished in connection with the transactions contemplated hereby or by any Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or
(g) (i) any Obligor or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest (in the payment amount of at least $100,000) on any Debt other than the Notes that is outstanding in an aggregate principal amount of greater than $25,000,000 beyond any period of grace provided with respect thereto, or (ii) any Obligor or any Subsidiary is in default in the performance of or compliance with any term of any instrument, mortgage, indenture or other agreement relating to any Debt other than the Notes in an aggregate principal amount exceeding $25,000,000, and as a consequence of such default such Debt has become, or has been declared, due and payable or one or more Persons has the right to declare such Debt to be due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), any Obligor or any Subsidiary has become obligated to purchase or repay Debt other than the Notes before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount exceeding $25,000,000 or one or more Persons have the right to require any Obligor or any Subsidiary to purchase or repay such Debt; or
(h) any Obligor, any Material Subsidiary or any Subsidiary Guarantor (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
(i) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by any Obligor, any of its Material Subsidiaries or any Subsidiary Guarantor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Obligor, any of its Material Subsidiaries or any Subsidiary Guarantor, or any such petition shall be filed against any Obligor, any of its Material Subsidiaries or any Subsidiary Guarantor and such petition shall not be dismissed within sixty (60) days; or

(j) a final judgment or judgments at any one time outstanding for the payment of money aggregating in excess of $25,000,000 (other than any judgment in which a third party insurance provider has agreed in writing that it shall pay the full amount of such judgment) are rendered against one or more of any Obligor, its Subsidiaries or any Subsidiary Guarantor and which judgments are not, within sixty (60) days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; or
(k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified any Obligor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $25,000,000, (iv) any Obligor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) any Obligor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) any Obligor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of any Obligor or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.
As used in Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.
Section 12. Remedies on Default, Etc.
Section 12.1. Acceleration. (a) If an Event of Default with respect to the Obligors described in paragraph (h) or (i) of Section 11 (other than an Event of Default described in clause (i) of paragraph (h) or described in clause (vi) of paragraph (h) by virtue of the fact that such clause encompasses clause (i) of paragraph (h)) has occurred, all the Notes of every Series then outstanding shall automatically become immediately due and payable.
(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Obligors, declare all the Notes of every Series then outstanding to be immediately due and payable.

(c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing with respect to any Notes, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Obligors, declare all the Notes held by such holder or holders to be immediately due and payable.
Upon any Note’s becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus all accrued and unpaid interest thereon and the Make-Whole Amount or other premium determined in respect of such principal amount (to the full extent permitted by applicable law), plus any Swap Indemnification Amount in respect of a Swapped Note shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. Each Obligor acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Obligors (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount or other premium by the Obligors in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
Section 12.3. Rescission. At any time after the Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Obligors, may rescind and annul any such declaration and its consequences if (a) the Obligors have paid all overdue interest on the Notes, all principal of and Make-Whole Amount or premium, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount or premium, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to any Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Obligors under Section 15, the Obligors will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.
Section 13. Registration; Exchange; Substitution of Notes.
Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Obligors shall not be affected by any notice or knowledge to the contrary. The Obligors shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Obligors shall execute and deliver not more than five (5) Business Days following surrender of such Note, at the Obligors’ expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series (and of the same tranche if such Series has separate tranches) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note of such Series originally issued hereunder or pursuant to any Supplement. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Obligors may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000 (or the equivalent amount in Euros), provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a Series (or of a tranche, if such Series has separate tranches), one Note of such Series or tranche, as applicable, may be in a denomination of less than $500,000 (or the equivalent amount in Euros). Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6, provided that such holder may (in reliance upon information provided by the Obligors, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

The Notes have not been registered under the Securities Act or under the securities laws of any state and may not be transferred or resold unless registered under the Securities Act and all applicable state securities laws or unless an exemption from the requirement for such registration is available.
Section 13.3. Replacement of Notes. Upon receipt by the Obligors of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to them (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
(b) in the case of mutilation, upon surrender and cancellation thereof, the Obligors at their own expense shall execute and deliver not more than five (5) Business Days following satisfaction of such conditions, in lieu thereof, a new Note of the same Series (and of the same tranche if such Series has separate tranches), dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.
Section 14. Payments on Notes.
Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, interest and any Swap Indemnification Amount in respect of the Swapped Notes becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A. in such jurisdiction. The Obligors may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of a Obligor in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
Section 14.2. Home Office Payment. So long as any Purchaser or Additional Purchaser or such Purchaser’s nominee or such Additional Purchaser’s nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Obligors will pay all sums becoming due on such Note for principal, Make-Whole Amount or premium, if any, and interest and any Swap Indemnification Amount in respect of the Swapped Notes by the method and at the address specified for such purpose for such Purchaser on Schedule A hereto or, in the case of any Additional Purchaser, Schedule A attached to any Supplement pursuant to which such Additional Purchaser is a party, or by such other method or at such other address as such Purchaser or Additional Purchaser shall have from time to time specified to the Obligors in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Obligors made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser or Additional Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Obligors at the principal executive office of the Company or at the place of payment most recently designated by the Obligors pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or Additional Purchaser or such Person’s nominee, such Person will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to an Obligor in exchange for a new Note or Notes pursuant to Section 13.2. The Obligors will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note.
Section 15. Expenses, Etc.
Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Obligors will pay all reasonable costs and expenses (including reasonable attorneys’ fees of one special counsel for the Purchasers or any Additional Purchasers and, if reasonably required, local or other counsel) incurred by each Purchaser and each Additional Purchaser and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement (including any Supplement) or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement (including any Supplement) or the Notes or in responding to any subpoena or other legal process or informal investigative demand by any Governmental Authority issued in connection with this Agreement (including any Supplement) or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of any Obligor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby (including any Supplement), by any Subsidiary Guaranty and by the Notes. In the event the Obligors default in the payment of any interest, principal or other amounts on any Swapped Notes on the date such payment is due (regardless of whether any period of grace shall be applicable thereto and regardless of whether such default shall be an Event of Default), the Obligors will pay, and will save each holder of a Swapped Note harmless from, any fees, costs, contractual damages or expenses (including without limitation, the costs of any funds used to pay amounts owing to any swap counterparty on such payment date) arising out of or in connection with any payments that may be due under any Swap Agreement entered into by such holder in connection with this Agreement and any Swapped Note. The Obligors will pay, and will save each Purchaser, each Additional Purchaser and each other holder of a Note harmless from, all claims in respect of any reasonable fees, costs or expenses if any, of brokers and finders (other than those retained by the Purchasers).
Section 15.2. Survival. The obligations of the Obligors under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Supplement or the Notes, and the termination of this Agreement or any Supplement.

Section 16. Survival of Representations and Warranties; Entire Agreement.
All representations and warranties contained herein or in any Supplement shall survive the execution and delivery of this Agreement, such Supplement and the Notes, the purchase or transfer by any Purchaser or any Additional Purchaser of any such Note or portion thereof or interest therein and the payment of any Note may be relied upon by any subsequent holder of any such Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any Additional Purchaser or any other holder of any such Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Obligors pursuant to this Agreement or any Supplement shall be deemed representations and warranties of the Obligors under this Agreement; provided, that the representations and warranties contained in any Supplement shall only be made for the benefit of the Additional Purchasers which are party to such Supplement and the holders of the Notes issued pursuant to such Supplement, including subsequent holders of any Note issued pursuant to such Supplement, and shall not require the consent of the holders of existing Notes. Subject to the preceding sentence, this Agreement (including every Supplement) and the Notes embody the entire agreement and understanding between the Purchasers and the Additional Purchasers and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.
Section 17. Amendment and Waiver.
Section 17.1. Requirements. (a) This Agreement (including any Supplement) and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Obligors and the Required Holders, except that (i) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof or the corresponding provision of any Supplement, or any defined term (as it is used in any such Section or such corresponding provision of any Supplement), will be effective as to any holder of Notes unless consented to by such holder of Notes in writing, and (ii) no such amendment or waiver may, without the written consent of all of the holders of Notes at the time outstanding affected thereby, (A) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount or premium on, the Notes, (B) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (C) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20; provided that, with respect to the determination of a Recognized Euro Market Maker, such determination shall be made by the Required Holders of Series 2010-A Non-Swapped Notes and, if applicable, the Obligors as provided in Section 8.6(a).
(b) Supplements. Notwithstanding anything to the contrary contained herein, the Obligors may enter into any Supplement providing for the issuance of one or more Series of Additional Notes consistent with Sections 2.2 and 4.12 hereof without obtaining the consent of any holder of any other Series of Notes.

Section 17.2. Solicitation of Holders of Notes.
(a) Solicitation. The Obligors will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, any Supplement or of the Notes. The Obligors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
(b) Payment. The Obligors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by such holder of Notes of any waiver or amendment of any of the terms and provisions hereof or any Supplement unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.
(c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 by a holder of Notes that has transferred or has agreed to transfer its Notes to an Obligor, any Subsidiary or any Affiliate of an Obligor and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.
Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between any Obligor and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
Section 17.4. Notes Held by Obligors, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Obligor or any of its Affiliates shall be deemed not to be outstanding.

Section 18. Notices.
All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
(i) if to a Purchaser or such Purchaser’s nominee, to such Purchaser or such Purchaser’s nominee at the address specified for such communications in Schedule A to this Agreement, or at such other address as such Purchaser or such Purchaser’s nominee shall have specified to any Obligor in writing pursuant to this Section 18;
(ii) if to an Additional Purchaser or such Additional Purchaser’s nominee, to such Additional Purchaser or such Additional Purchaser’s nominee at the address specified for such communications in Schedule A to any Supplement, or at such other address as such Additional Purchaser or such Additional Purchaser’s nominee shall have specified to any Obligor in writing,
(iii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Obligor in writing pursuant to this Section 18, or
(iv) if to any Obligor, to such Obligor at its address set forth at the beginning hereof to the attention of Chief Financial Officer, with a copy to the Treasurer, or at such other address as such Obligor shall have specified to the holder of each Note in writing.
Notices under this Section 18 will be deemed given only when actually received.
Section 19. Reproduction of Documents.
This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by each Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to each Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. Each Obligor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit any Obligor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20. Confidential Information.
For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Obligors or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Obligors or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by any Obligor or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser’s directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser’s Notes), (ii) such Purchaser’s financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such Purchaser offers to purchase any security of any Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by any Obligor in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Obligors embodying the provisions of this Section 20.

Notwithstanding anything herein to the contrary, and to the extent not otherwise prohibited by applicable securities laws, each Purchaser (and each employee, representative or other agent of each Purchaser) may disclose to any Person, without limitations of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the offering of the Notes and all materials of any kind (including opinions or other tax analyses) that are or have been provided to each Purchaser relating to such tax treatment or tax structure; provided that, with respect to any document or similar item that in either case contains information concerning such tax treatment or tax structure of the offering as well as other information, such permitted disclosure shall apply solely to such facts and relevant portions of the document or similar item that relate to such tax treatment or tax structure.
Section 21. Substitution of Purchaser.
Each Purchaser shall have the right to substitute any one of such Purchaser’s Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to any Obligor, which notice shall be signed by both such Purchaser and such Purchaser’s Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word “Purchaser” is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate, upon receipt by any Obligor of notice of such transfer, wherever the word “Purchaser” is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.
Section 22. Miscellaneous.
Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement (including all covenants and other agreements contained in any Supplement) by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount, any Swap Indemnification Amount in respect of the Swapped Note or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
Section 22.7. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with the financial covenants set out in this Agreement, any election by the Company to measure an item of Indebtedness using fair value (as permitted by Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards No. 159) or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) shall be disregarded and such determination shall be made by valuing indebtedness at 100% of the outstanding principal amount (except to the extent that such indebtedness was issued at a discount or premium in which case the value of such indebtedness shall be valued at the 100% of the outstanding principal amount less any unamortized discount or plus any unamortized premium, as the case may be).
Section 22.8 Determinations Involving Different Currencies. In the event of any determination hereunder of the requisite percentage or the principal amount of any Notes of more than one currency, all such Notes which are issued in Euros shall, for the purposes of determining any such requisite percentage or principal amount, be deemed to have been converted into Dollars as of the end of the immediately preceding Business Day as indicated on screen FXIP of Bloomberg (or such other screen that may replace screen FXIP).

Section 23. Submission to Jurisdiction; Waiver of Immunity.
(a) For the purpose of assuring that the holders of the Notes may enforce their rights under this Agreement, each Obligor, for itself and its successors and assigns, hereby irrevocably:
(i) agrees that any legal or equitable action, suit or proceeding against an Obligor arising out of or relating to this Agreement or any transaction contemplated hereby or thereby or the subject matter of any of the foregoing may be instituted in the Supreme Court of the State of New York, New York County or the United States District Court for the Southern District of New York;
(ii) waives any objection which it may now or hereafter have to the venue of any action, suit or proceeding;
(iii) irrevocably submits itself to the nonexclusive jurisdiction of any state or federal court of competent jurisdiction in the State of New York for purposes of any such action, suit or proceeding; and
(iv) irrevocably waives any immunity from jurisdiction to which it might otherwise be entitled in any such action, suit or proceeding which may be instituted in the Supreme Court of the State of New York, New York County or the United States District Court for the Southern District of New York, and irrevocably waives any immunity from the maintaining of an action against it to enforce any judgment for money obtained in any such action, suit or proceeding and, to the extent permitted by applicable law, any immunity from execution.
(b) Each Obligor consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 23(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. Each Obligor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
Section 24. Judgment Currency.
Section 24.1. Judgment Currency. Any payment on account of an amount that is payable hereunder or under the Notes by the Obligors which is made to or for the account of any holder of Notes in a currency other than the Applicable Currency (as defined below) with respect to such payment, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of such party or any other reason whatsoever, shall constitute a discharge of the Obligors’ obligations under this Agreement and/or the Notes only to the extent of the amount of the Applicable Currency which such holder could purchase in the foreign exchange markets in accordance with normal banking procedures at the rate of exchange prevailing on the Business Day following receipt of the payment first referred to above with the amount of the currency in which such payment was made. If the amount of the Applicable Currency that could be so purchased is less than the amount of the Applicable Currency originally due to such holder, the Obligors agree, to the full extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and/or the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and, shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or the Notes or under any judgment or order. “Applicable Currency” means, with respect to any and all payments of principal, Make-Whole Amount (other than any Make-Whole Amount and (without duplication) the Swap Indemnification Amount with respect to a Swapped Note payable pursuant to the terms of this Agreement) and interest becoming due and payable on any Note, the currency specified in such Note and, with respect to all other payments required to be made hereunder or under any Note, Dollars.
Section 24.2. Survival. The obligations of the Obligors under this Section 24 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Supplement or the Notes, and the termination of this Agreement or any Supplement.
* * * * *

The execution hereof by the Purchasers shall constitute a contract among the Obligors and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Very truly yours, Brady Corporation
By	/s/ Aaron J. Pearce
	Name:	Aaron J. Pearce
	Title:	Vice President and Treasurer

Brady Worldwide, Inc.
By	/s/ Aaron J. Pearce
	Name:	Aaron J. Pearce
	Title:	Vice President and Treasurer

Tricor Direct, Inc.
By	/s/ Aaron J. Pearce
	Name:	Aaron J. Pearce
	Title:	Vice President and Treasurer

[Signature page to Note Purchase Agreement]

[Form of Series 2010-A, Tranche A, Note]
Brady Corporation
Brady Worldwide, Inc.
Tricor Direct, Inc.
3.71% Series 2010-A Senior Note, Tranche A, due May 13, 2017

No. [ ]	[Date]
€	PPN 10468* AD6
For Value Received, each of the undersigned, Brady Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Wisconsin, Brady Worldwide, Inc., a corporation organized and existing under the laws of the State of Wisconsin (“Brady Worldwide”), and Tricor Direct, Inc., a corporation organized and existing under the laws of the State of Delaware (“Tricor Direct” and, together with the Company and Brady Worldwide, the “Obligors”), jointly and severally, hereby promises to pay to [                                                            ] or registered assigns, the principal sum of [                                       ] Euros (or so much thereof as shall not have been prepaid) on May 13, 2017 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.71% per annum from the date hereof, payable semi-annually, on the 13th day of May and November in each year and at maturity, commencing on November 13, 2010, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the applicable Default Rate (as defined in the Note Purchase Agreement referred to below), on any overdue payment of interest and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount and (without duplication) any Swap Indemnification Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount (other than any Make-Whole Amount or Swap Indemnification Amount with respect to a Swapped Note payable pursuant to the terms of the Note Purchase Agreement referred to below, which shall be paid in Dollars or otherwise specified therein) with respect to this Note are to be made in Euros, the single currency of Euro Members of the European Union, at the location specified pursuant to Section 14 of the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of May 13, 2010 (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.3 of the Note Purchase Agreement, provided, that in lieu thereof such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
Exhibit 1(a)
(to Note Purchase Agreement)

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
The Company will make required prepayments of principal on the date and in the amounts specified in the Note Purchase Agreement. This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
Pursuant to the Subsidiary Guaranty Agreement dated as of May 13, 2010 (as amended, restated or otherwise modified from time to time, the “Subsidiary Guaranty”), certain Subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Company of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty.
If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
E-1(a)-2

Brady Corporation
By
Name:
Title:

Brady Worldwide, Inc.
By
Name:
Title:

Tricor Direct, Inc.
By
Name:
Title:

E-1(a)-3

[Form of Series 2010-A, Tranche B, Note]
Brady Corporation
Brady Worldwide, Inc.
Tricor Direct, Inc.
4.24% Series 2010-A Senior Note, Tranche B, due May 13, 2020

No. [ ]	[Date]
€	PPN 10468* AE4
For Value Received, each of the undersigned, Brady Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Wisconsin, Brady Worldwide, Inc., a corporation organized and existing under the laws of the State of Wisconsin (“Brady Worldwide”), and Tricor Direct, Inc., a corporation organized and existing under the laws of the State of Delaware (“Tricor Direct” and, together with the Company and Brady Worldwide, the “Obligors”), jointly and severally, hereby promises to pay to [                                                               ] or registered assigns, the principal sum of [                                          ] Euros (or so much thereof as shall not have been prepaid) on May 13, 2020 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.24% per annum from the date hereof, payable semi-annually, on the 13th day of May and November in each year and at maturity, commencing on November 13, 2010, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the applicable Default Rate (as defined in the Note Purchase Agreement referred to below), on any overdue payment of interest and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount and (without duplication) any Swap Indemnification Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount (other than any Make-Whole Amount or Swap Indemnification Amount with respect to a Swapped Note payable pursuant to the terms of the Note Purchase Agreement referred to below, which shall be paid in Dollars or otherwise specified therein) with respect to this Note are to be made in Euros, the single currency of Euro Members of the European Union, at the location specified pursuant to Section 14 of the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of May 13, 2010 (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.3 of the Note Purchase Agreement, provided, that in lieu thereof such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
Exhibit 1(b)
(to Note Purchase Agreement)

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
The Company will make required prepayments of principal on the date and in the amounts specified in the Note Purchase Agreement. This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
Pursuant to the Subsidiary Guaranty Agreement dated as of May 13, 2010 (as amended, restated or otherwise modified from time to time, the “Subsidiary Guaranty”), certain Subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Company of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty.
If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
E-1(b)-2

Brady Corporation
By
Name:
Title:

Brady Worldwide, Inc.
By
Name:
Title:

Tricor Direct, Inc.
By
Name:
Title:

E-1(b)-3

Brady Corporation
[Number] Supplement to Note Purchase Agreement
Dated as of
Re: [$][€]                                          % Series                       Senior Notes
Due
Exhibit S
(to Note Purchase Agreement)

Brady Corporation
Brady Worldwide, Inc.
Tricor Direct, Inc.

Dated as of
__________________, 20__
To the Purchaser(s) named in
Schedule A hereto
Ladies and Gentlemen:
This [Number] Supplement to Note Purchase Agreement (the “Supplement”) is among each of Brady Corporation, a Wisconsin corporation (the “Company”), Brady Worldwide, Inc., a Wisconsin corporation (“Brady Worldwide”), and Tricor Direct, Inc., a Delaware corporation (“Tricor Direct” and, together with the Company and Brady Worldwide, the “Obligors”), and the institutional investors named on Schedule A attached hereto (the “Purchasers”).
Reference is hereby made to that certain Note Purchase Agreement dated as of May 13, 2010 (the “Note Purchase Agreement”) among the Obligors and the purchasers listed on Schedule A thereto. All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement. Reference is further made to Section 4.12 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Obligors and each Additional Purchaser shall execute and deliver a Supplement.
The Company hereby agrees with the Purchaser(s) as follows:
1. The Obligors have authorized the issue and sale of [$][€] _________ aggregate principal amount of its _____ % Series _____ Senior Notes due _______, _____ (the “Series _____ Notes”). The Series _____ Notes, together with the Series 2010-A Notes [and the Series _____ Notes] initially issued pursuant to the Note Purchase Agreement [and the _______ Supplement] and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 2.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series  _____  Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Purchaser(s) and the Obligors.

2. Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Obligors agree to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Obligors, Series _____ Notes in the principal amount set forth opposite such Purchaser’s name on Schedule A hereto at a price of 100% of the principal amount thereof on the closing date hereinafter mentioned.
3. The sale and purchase of the Series _____ Notes to be purchased by each Purchaser shall occur at the offices of [Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603,] at 10:00 a.m. Chicago time, at a closing (the “Closing”) on            ,         or on such other Business Day thereafter on or prior to _____, _____ as may be agreed upon by the Obligors and the Purchasers. At the Closing, the Obligors will deliver to each Purchaser the Series _____ Notes to be purchased by such Purchaser in the form of a single Series _____ Note (or such greater number of Series _____ Notes in denominations of at least [$500,000][Euro equivalent amount] as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Obligors or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number [_______________] at ________ Bank, [Insert Bank address, ABA number for wire transfers, and any other relevant wire transfer information]. If, at the Closing, the Obligors shall fail to tender such Series ________ Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.
4. The obligation of each Purchaser to purchase and pay for the Series       Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement with respect to the Series _______ Notes to be purchased at the Closing, and to the following additional conditions:
(a) Except as supplemented, amended or superceded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Obligors set forth in Section 5 of the Note Purchase Agreement shall be correct as of the date of Closing and the Obligors shall have delivered to each Purchaser an Officer’s Certificate, dated the date of the Closing certifying that such condition has been fulfilled.
(b) Contemporaneously with the Closing, the Obligors shall sell to each Purchaser, and each Purchaser shall purchase, the Series _____ Notes to be purchased by such Purchaser at the Closing as specified in Schedule A.
5. [Here insert special provisions for Series ______ Notes including prepayment provisions applicable to Series _____ Notes (including Make-Whole Amount) and closing conditions applicable to Series _____ Notes].

6. Each Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series _____ Notes by such Purchaser.
7. The Obligors and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.
The execution hereof shall constitute a contract between the Obligors and the Purchaser(s) for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Brady Corporation
By
Name:
Title:

Brady Worldwide, Inc.

By
Name:
Title:

Tricor Direct, Inc.

By
Name:
Title:
Accepted as of _______________, _____

[Variation]
By
Name:
Title:

Supplemental Representations
Each Obligor represents and warrants to each Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement is true and correct in all material respects as of the date hereof with respect to the Series _____ Notes with the same force and effect as if each reference to “Series 2010-A Notes” set forth therein was modified to refer the “Series _____ Notes” and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by the _____ Supplement. The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:
Section 5.3. Disclosure. The Obligors, through their agent, Banc of America Securities LLC, have delivered to each Purchaser a copy of a Private Placement Memorandum, dated __________ (the “Memorandum”), relating to the transactions contemplated by the _____ Supplement. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Obligors and their Subsidiaries. The Note Purchase Agreement, the Memorandum, the documents, certificates or other writings delivered to each Purchaser by or on behalf of the Obligors in connection with the transactions contemplated by the Note Purchase Agreement and the _____ Supplement and the financial statements listed in Schedule 5.5 to the _____ Supplement, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as described in the Memorandum or in one of the documents, certificates, or other writings identified therein or herein, since _______________, there has been no change in the financial condition, operations, business or properties of the Obligors or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Obligors that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to each Purchaser by or on behalf of the Obligors specifically for use in connection with the transactions contemplated hereby.
Section 5.4. Organization and Ownership of Shares of Subsidiaries. (a) Schedule 5.4 to the _____ Supplement contains (except as noted therein) complete and correct lists of (i) the Obligors’ Domestic Subsidiaries, and showing, as to each Domestic Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Obligors and each other Domestic Subsidiary, (ii) the Obligors’ Affiliates, other than Domestic Subsidiaries, and (iii) the Obligors’ directors and senior officers.
Section 5.13. Private Offering by the Obligors. None of the Obligors nor anyone acting on their behalf has offered the Series _____ Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than [_____] other Institutional Investors, each of which has been offered the Series _____ Notes at a private sale for investment. None of the Obligors nor anyone acting on any Obligor’s behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.
Exhibit A
(to Supplement)

Section 5.14. Use of Proceeds; Margin Regulations. The Obligors will apply the proceeds of the sale of the Series _____ Notes to _____ and for general corporate purposes. No part of the proceeds from the sale of the Series _____ Notes pursuant to the _____ Supplement will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Obligors in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than [5]% of the value of the consolidated assets of the Obligors and their Subsidiaries and the Obligors does not have any present intention that margin stock will constitute more than [5]% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15. Existing Debt; Future Liens. (a) Schedule 5.15 to the       Supplement sets forth a complete and correct list of all outstanding Debt of the Obligors and their Subsidiaries as of  _____, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Obligors or their Subsidiaries. None of the Obligors nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of any Obligor or such Subsidiary and no event or condition exists with respect to any Debt of any Obligor or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
[Add any additional Sections as appropriate at the time the Series _____ Notes are issued]

[Form of Series ______ Note]
Brady Corporation
Brady Worldwide, Inc.
Tricor Direct, Inc.
___ % Series _____ Senior Note due _______________

No. [ _____ ] [$][€][ ________ ]	[Date] PPN [ __________ ]
For Value Received, each of the undersigned, Brady Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Wisconsin, Brady Worldwide, Inc., a corporation organized and existing under the laws of the State of Wisconsin (“Brady Worldwide”), and Tricor Direct, Inc., a corporation organized and existing under the laws of the State of Delaware (“Tricor Direct” and, together with the Company and Brady Worldwide, the “Obligors”), jointly and severally hereby promise to pay to [ __________ ], or registered assigns, the principal sum of [ __________ ] [Dollars][Euros] on __________ , with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of __________ % per annum from the date hereof, payable semiannually, on the __________ day of _____ and _____ in each year, commencing on the first of such dates after the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) [coupon + 2%]% or (ii) 2% over the rate of interest publicly announced by __________ from time to time in __________ as its “base” or “prime” rate.
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at _______________, in _______________, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (the “Notes”) issued pursuant to a Supplement to the Note Purchase Agreement dated as of May 13, 2010 (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), between the Obligors, the Purchasers named therein and Additional Purchasers of Notes from time to time issued pursuant to any Supplement to the Note Purchase Agreement. This Note and the holder hereof are entitled equally and ratably with the holders of all other Notes of all series from time to time
Exhibit 1
(to Supplement)

outstanding under the Note Purchase Agreement to all the benefits provided for thereby or referred to therein. Each holder of this Note will be deemed, by its acceptance hereof, to have made the representations set forth in Section 6 of the Note Purchase Agreement, provided that such holder may (in reliance upon information provided by the Obligors, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.
This Note is registered with the Obligors and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note of the same series for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Obligors may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Obligors will not be affected by any notice to the contrary.
[The Obligors will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.] [This Note is not subject to regularly scheduled prepayments of principal.] This Note is [also] subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
Pursuant to the Subsidiary Guaranty Agreement dated as of [As of Date] (as amended or modified from time to time, the “Subsidiary Guaranty”), certain Subsidiaries of the Obligors have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Obligors of their obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty.
If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
Notwithstanding any other provision of this Note or the Note Purchase Agreement, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum interest that may be charged on this Note under applicable law, and this Note is expressly made subject to the provisions of the Note Purchase Agreement which more fully set out the limitations on how interest may be accrued, charged or paid on this Note.
This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the [State of New York] excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

E-1-2

Brady Corporation
By
Name:
Title:

Brady Worldwide, Inc.
By
Name:
Title:

Tricor Direct, Inc.
By
Name:
Title:

E-1-3